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                                                                   EXHIBIT 23(B)
                         CONSENT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS
     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 19, 1994, with respect to the financial statements and schedules of Birtcher Medical Systems, Inc., included in the Registration Statement on Form S-3 and related Prospectus of CONMED Corporation for the registration of 3,392,500 shares of its common stock.
                                         ERNST & YOUNG LLP
Irvine, California
December 21, 1995